Workiva Inc. Announces First Quarter 2022 Financial Results
•Increased Q1 2022 Subscription & Support Revenue by 26.1% over Q1 2021
•Generated Total Q1 2022 Revenue of $129.7 Million, up 24.4% over Q1 2021
•Achieved 31.9% YOY Growth of Customers with Annual Contract Value Over $150K

AMES, Iowa - May 3, 2022 – Workiva Inc. (NYSE:WK), the company powering transparent reporting for a better world, today announced financial results for its first quarter ended March 31, 2022.
"The Workiva team generated strong revenue for the first quarter which resulted in growth of 26.1% in subscription & support revenue and 24.4% in total revenue," said Marty Vanderploeg, Chief Executive Officer.
"In the first quarter, we saw solid demand across our solution portfolio," said Jill Klindt, Chief Financial Officer. "We added 93 net new logos, saw a 27% YOY increase in the number of customers with contract values over $100k, and achieved our highest revenue retention rate of 97.7%."
"Workiva's mission is to power transparent reporting for a better world, and we believe that we have the team, the technology, and the opportunity to continue to capture share in our large and relatively unaddressed TAM," added Vanderploeg.
First Quarter 2022 Financial Highlights
•Revenue: Total revenue for the first quarter of 2022 reached $129.7 million, an increase of 24.4% from $104.2 million in the first quarter of 2021. Subscription and support revenue contributed $107.1 million, up 26.1% versus the first quarter of 2021. Professional services revenue was $22.6 million, an increase of 16.9% compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the first quarter of 2022 was $98.8 million compared with $80.5 million in the same quarter of 2021. GAAP gross margin was 76.2% versus 77.3% in the first quarter of 2021. Non-GAAP gross profit for the first quarter of 2022 was $100.0 million, an increase of 22.9% compared with the prior year's first quarter, and non-GAAP gross margin was 77.1% compared to 78.1% in the first quarter of 2021.
•Results from Operations: GAAP loss from operations for the first quarter of 2022 was $17.2 million compared with a loss of $4.1 million in the prior year's first quarter. Non-GAAP loss from operations was $1.2 million, compared with non-GAAP income from operations of $7.5 million in the first quarter of 2021.
•GAAP Net Loss: GAAP net loss for the first quarter of 2022 was $18.5 million compared with a net loss of $7.3 million for the prior year's first quarter. GAAP net loss per basic and diluted share was $0.35 compared with a net loss per basic and diluted share of $0.15 in the first quarter of 2021.
•Non-GAAP Net Income/Loss: Non-GAAP net loss for the first quarter of 2022 was $2.5 million compared with net income of $6.6 million in the prior year's first quarter. Non-GAAP net loss per basic and diluted share was $0.05, compared with net income per basic and diluted share of $0.13 and $0.12, respectively, in the first quarter of 2021.
•Liquidity: As of March 31, 2022, Workiva had cash, cash equivalents, and marketable securities totaling $523.5 million, compared with $530.4 million as of December 31, 2021. Workiva had $345.0 million aggregate principal amount of 1.125% convertible senior notes due in 2026 and $16.2 million of finance lease obligations outstanding as of March 31, 2022.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 4,408 customers as of March 31, 2022, a net increase of 608 customers from March 31, 2021.
•Revenue Retention Rate: As of March 31, 2022, Workiva's revenue retention rate (excluding add-on revenue) was 97.7%, and the revenue retention rate including add-on revenue was 109.2%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of March 31, 2022, Workiva had 1,124 customers with an annual contract value (“ACV”) of more than $100,000, up 27% from 884 customers at March 31, 2021. Workiva had 603 customers with an ACV of more than $150,000, up 32% from 457 customers in the first quarter of 2021. Workiva had 186 customers with an ACV of more than $300,000, up 42% from 131 customers in the first quarter of 2021.
•On April 1, 2022, we acquired all of the issued and outstanding equity interests in Denmark-based ParsePort ApS (“ParsePort”), a leading solution provider for the European Single Electronic Format (“ESEF”) financial reporting mandate, which complements Workiva's cloud platform.
Financial Outlook
As of May 3, 2022, Workiva is providing guidance as follows:
Second Quarter 2022 Guidance:
•Total revenue is expected to be in the range of $125.5 million to $126.5 million.
•GAAP loss from operations is expected to be in the range of $32.5 million to $31.5 million.
•Non-GAAP loss from operations is expected to be in the range of $13.0 million to $12.0 million.
•GAAP net loss per basic share is expected to be in the range of $0.64 to $0.62.
•Non-GAAP net loss per basic share is expected to be in the range of $0.27 to $0.25.
•Net loss per basic share is based on 52.7 million weighted-average shares outstanding.
Full Year 2022 Guidance:
•Total revenue is expected to be in the range of $534.0 million to $536.0 million.
•GAAP loss from operations is expected to be in the range of $107.0 million to $105.0 million.
•Non-GAAP loss from operations is expected to be in the range of $32.0 million to $30.0 million.
•GAAP net loss per basic share is expected to be in the range of $2.12 to $2.08.
•Non-GAAP net loss per basic share is expected to be in the range of $0.71 to $0.67.
•Net loss per basic share is based on 53.0 million weighted-average shares outstanding.
The financial impact of Workiva's April 1, 2022 acquisition of ParsePort is not included in the Company's updated guidance. We expect that ParsePort will be accretive to our 2022 results.
Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the first quarter 2022, in addition to discussing the Company’s outlook for the second quarter and full year 2022. To access this call, dial 888-330-2469 (U.S. domestic) or 240-789-2740 (international). The conference ID is 8736384. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through May 10, 2022, at 800-770-2030 (U.S. domestic) or 647-362-9199 (international). The replay pass code is 8736384. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.

About Workiva
Workiva Inc. (NYSE:WK) is on a mission to power transparent reporting for a better world. We build and deliver the world’s leading regulatory, financial, and ESG reporting solutions to meet stakeholder demands for action, transparency, and disclosure of financial and non-financial data. Our cloud-based platform simplifies the most complex reporting and disclosure challenges by streamlining processes, connecting data and teams, and ensuring consistency. Learn more at workiva.com.

Read the Workiva blog: www.workiva.com/blog
Follow Workiva on LinkedIn: www.linkedin.com/company/workiva
Like Workiva on Facebook: www.facebook.com/workiva
Follow Workiva on Twitter: www.twitter.com/workiva

Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and amortization of acquisition-related intangible assets. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Investor Contact:		Media Contact:
Mike Rost		Darcie Brossart
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com
(515) 663-4493		(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended March 31,
	2022	2021
	(unaudited)
Revenue
Subscription and support	$107,120	$84,936
Professional services	22,554	19,286
Total revenue	129,674	104,222
Cost of revenue
Subscription and support (1)	18,533	13,202
Professional services (1)	12,340	10,474
Total cost of revenue	30,873	23,676
Gross profit	98,801	80,546
Operating expenses
Research and development (1)	35,884	26,634
Sales and marketing (1)	56,100	41,035
General and administrative (1)	23,994	17,021
Total operating expenses	115,978	84,690
Loss from operations	(17,177)	(4,144)
Interest income	280	360
Interest expense	(1,518)	(3,485)
Other expense, net	(165)	(384)
Loss before benefit for income taxes	(18,580)	(7,653)
Benefit for income taxes	(87)	(329)
Net loss	$(18,493)	$(7,324)
Net loss per common share:
Basic and diluted	$(0.35)	$(0.15)
Weighted-average common shares outstanding - basic and diluted	52,596,228	50,244,120

(1) Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2022	2021
	(unaudited)
Cost of revenue
Subscription and support	$790	$496
Professional services	452	367
Operating expenses
Research and development	2,725	2,431
Sales and marketing	4,085	3,549
General and administrative	7,257	4,780

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$303,076	$300,386
Marketable securities	220,457	230,060
Accounts receivable, net	70,133	76,848
Deferred costs	31,816	31,152
Other receivables	3,359	3,538
Prepaid expenses and other	16,217	15,108
Total current assets	645,058	657,092
Property and equipment, net	28,091	28,821
Operating lease right-of-use assets	16,460	17,760
Deferred costs, non-current	30,879	33,091
Goodwill	34,556	34,556
Intangible assets, net	9,677	10,434
Other assets	5,162	5,005
Total assets	$769,883	$786,759
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,379	$4,114
Accrued expenses and other current liabilities	71,589	84,126
Deferred revenue	259,387	258,023
Convertible senior notes, current	—	298,661
Finance lease obligations	1,257	1,575
Total current liabilities	340,612	646,499
Convertible senior notes, non-current	339,283	—
Deferred revenue, non-current	33,204	34,181
Other long-term liabilities	1,602	1,605
Operating lease liabilities, non-current	15,026	16,408
Finance lease obligations, non-current	14,963	15,087
Total liabilities	744,690	713,780
Stockholders’ equity
Common stock	52	51
Additional paid-in-capital	479,867	525,646
Accumulated deficit	(452,662)	(452,430)
Accumulated other comprehensive (loss) income	(2,064)	(288)
Total stockholders’ equity	25,193	72,979
Total liabilities and stockholders’ equity	$769,883	$786,759

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended March 31,
	2022	2021
	(unaudited)
Cash flows from operating activities
Net loss	$(18,493)	$(7,324)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,959	1,054
Stock-based compensation expense	15,309	11,623
Recovery of doubtful accounts	(29)	(118)
Amortization of premiums and discounts on marketable securities, net	660	625
Amortization of issuance costs and debt discount	324	2,266
Deferred income tax	(211)	(346)
Changes in assets and liabilities:
Accounts receivable	6,581	15,265
Deferred costs	1,444	(1,059)
Operating lease right-of-use asset	1,301	944
Other receivables	180	(161)
Prepaid expenses	(1,132)	(3,747)
Other assets	23	(573)
Accounts payable	4,364	1,908
Deferred revenue	606	179
Operating lease liability	(1,342)	(1,076)
Accrued expenses and other liabilities	(12,481)	(7,957)
Net cash (used in) provided by operating activities	(937)	11,503

Cash flows from investing activities
Purchase of property and equipment	(532)	(849)
Purchase of marketable securities	(34,148)	(43,655)
Sale of marketable securities	14,981	—
Maturities of marketable securities	26,250	40,586
Purchase of intangible assets	(40)	(71)
Net cash provided by (used in) investing activities	6,511	(3,989)

Cash flows from financing activities
Proceeds from option exercises	825	4,138
Taxes paid related to net share settlements of stock-based compensation awards	(8,570)	(7,146)
Proceeds from shares issued in connection with employee stock purchase plan	5,218	4,237
Principal payments on finance lease obligations	(442)	(417)
Net cash (used in) provided by financing activities	(2,969)	812
Effect of foreign exchange rates on cash	85	16
Net increase in cash and cash equivalents	2,690	8,342
Cash and cash equivalents at beginning of period	300,386	322,831
Cash and cash equivalents at end of period	$303,076	$331,173

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended March 31,
	2022	2021
Gross profit, subscription and support	$88,587	$71,734
Add back: Stock-based compensation	790	496
Gross profit, subscription and support, non-GAAP	$89,377	$72,230
As a percentage of subscription and support revenue, non-GAAP	83.4%	85.0%

Gross profit, professional services	$10,214	$8,812
Add back: Stock-based compensation	452	367
Gross profit, professional services, non-GAAP	$10,666	$9,179
As a percentage of professional services revenue, non-GAAP	47.3%	47.6%

Gross profit	$98,801	$80,546
Add back: Stock-based compensation	1,242	863
Gross profit, non-GAAP	$100,043	$81,409
As percentage of revenue, non-GAAP	77.1%	78.1%

Cost of revenue, subscription and support	$18,533	$13,202
Less: Stock-based compensation	790	496
Cost of revenue, subscription and support, non-GAAP	$17,743	$12,706
As percentage of revenue, non-GAAP	13.7%	12.2%

Cost of revenue, professional services	$12,340	$10,474
Less: Stock-based compensation	452	367
Cost of revenue, professional services, non-GAAP	$11,888	$10,107
As percentage of revenue, non-GAAP	9.2%	9.7%

Research and development	$35,884	$26,634
Less: Stock-based compensation	2,725	2,431
Less: Amortization of acquisition-related intangibles	495	—
Research and development, non-GAAP	$32,664	$24,203
As percentage of revenue, non-GAAP	25.2%	23.2%

Sales and marketing	$56,100	$41,035
Less: Stock-based compensation	4,085	3,549
Less: Amortization of acquisition-related intangibles	200	—
Sales and marketing, non-GAAP	$51,815	$37,486
As percentage of revenue, non-GAAP	40.0%	36.0%

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended March 31,
	2022	2021
General and administrative	$23,994	$17,021
Less: Stock-based compensation	7,257	4,780
General and administrative, non-GAAP	$16,737	$12,241
As percentage of revenue, non-GAAP	12.9%	11.7%

Loss from operations	$(17,177)	$(4,144)
Add back: Stock-based compensation	15,309	11,623
Add back: Amortization of acquisition-related intangibles	695	—
(Loss) income from operations, non-GAAP	$(1,173)	$7,479
As percentage of revenue, non-GAAP	(0.9)%	7.2%

Net loss	$(18,493)	$(7,324)
Add back: Stock-based compensation	15,309	11,623
Add back: Amortization of acquisition-related intangibles	695	—
Add back: Non-cash interest expense related to convertible senior notes	—	2,266
Net (loss) income, non-GAAP	$(2,489)	$6,565
As percentage of revenue, non-GAAP	(1.9)%	6.3%

Net loss per basic and diluted share:	$(0.35)	$(0.15)
Add back: Stock-based compensation	0.29	0.23
Add back: Amortization of acquisition-related intangibles	0.01	—
Add back: Non-cash interest expense related to convertible senior notes	—	0.05
Net (loss) income per basic share, non-GAAP	$(0.05)	$0.13
Net (loss) income per diluted share, non-GAAP	$(0.05)	$0.12

Weighted-average common shares outstanding - basic, non-GAAP	52,596,228	50,244,120
Weighted-average common shares outstanding - diluted, non-GAAP	52,596,228	55,090,270

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending June 30, 2022			Year ending December 31, 2022

Loss from operations, GAAP range	$(32,500)	-	$(31,500)	$(107,000)	-	$(105,000)
Add back: Stock-based compensation	18,805		18,805	72,200		72,200
Add back: Amortization of acquisition-related intangibles	695		695	2,800		2,800
Net loss from operations, non-GAAP range	$(13,000)	-	$(12,000)	$(32,000)	-	$(30,000)

Net loss per share, GAAP range	$(0.64)	-	$(0.62)	$(2.12)	-	$(2.08)
Add back: Stock-based compensation	0.36		0.36	1.36		1.36
Add back: Amortization of acquisition-related intangibles	0.01		0.01	0.05		0.05
Net loss per share, non-GAAP range	$(0.27)	-	$(0.25)	$(0.71)	-	$(0.67)

Weighted-average common shares outstanding - basic	52,700,000		52,700,000	53,000,000		53,000,000